Exhibit 99(10)

Consent of Independent Registered Public Accounting Firm

The Board of Directors of The Ohio National Life Insurance Company and

Contract Owners of Ohio National Variable Account A:

We consent to the use of our report dated April 7, 2021, with respect to the financial statements of the sub-accounts that comprise the Ohio National Variable Account A, and the related notes, including the financial highlights, (collectively, the financial statements), included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information on Form N-4 (File No. 333-164069).

/s/ KPMG LLP

Columbus, Ohio

April 28, 2021

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder
The Ohio National Life Insurance Company:

We consent to the use of our report on the financial statements of The Ohio National Life Insurance Company (the Company), dated March 26, 2021, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm”, in the Statement of Additional Information on Form N-4 (File No. 333-164069).

Our report relating to the Company’s financial statements, dated March 26, 2021, states that the Company prepared its financial statements using statutory accounting practices prescribed or permitted by the Ohio Department of Insurance (statutory accounting practices), which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, our report states that the Company’s financial statements are not intended to be and, therefore, are not presented fairly in accordance with U.S. generally accepted accounting principles and further states that those financial statements are presented fairly, in all material respects, in accordance with the statutory accounting practices.

Our report contains an emphasis of matter paragraph that states that the Company adopted new accounting guidance pursuant to section 21 of the Valuation Manual (VM-21), which revised the valuation of variable annuity and other contracts. Our opinion was not modified with respect to this matter.

/s/ KPMG LLP

Cincinnati, Ohio

April 28, 2021